Exhibit C

AXA ENTERPRISE FUNDS TRUST

FIDELITY BOND SHARING AGREEMENT

THIS AGREEMENT made and entered into as of June 3, 2005, by and between AXA Enterprise Funds Trust (“Trust”), an open-end management investment company, on behalf of each of its series specified in Appendix A (“Funds”) and AXA Equitable Life Insurance Company, the investment manager for the Trust (“Manager”).

WHEREAS, the Manager acts as investment manager to each of the Funds and each Fund is advised by an investment adviser; and

WHEREAS, pursuant to the requirement of Rule 17g-1 of the Investment Company Act of 1940, as amended (the “1940 Act”), the Trust, on behalf of each Fund, and the Manager have obtained fidelity bond coverage as named parties (“Insureds”) under a joint insured fidelity bond, as may be amended from time to time to reflect any additions to Appendix A (“Bond”); and

WHEREAS, the Insureds, in order to be covered by a single fidelity bond, are required by Rule 17g-1 to be parties to an agreement that establishes the criteria by which premiums and recoveries under the Bond shall be allocated among the Funds.

NOW THEREFORE, it is agreed as follows:

1. Amount of Coverage Maintained. The amount of fidelity coverage under the Bond shall at all times be at least equal in the amount to the sum of (i) the total amount of coverage that the Trust, on behalf of each Fund, would have been required to provide and maintain individually pursuant to the schedule set forth in paragraph (d) of Rule 17g-1 had the Trust not been a named insured under the bond, plus (ii) the amount of each bond that the Manager would have been required to provide and maintain pursuant to federal statutes or regulations had it not been a named insured under the Bond. The amount of fidelity coverage under the Bond shall be approved at least annually by the Board of Trustees of the Trust, including a majority of those Trustees who are not “interested persons” of the Trust as defined by Section 2(a)(19) of the 1940 Act.

2. Allocation of Recovery. In the event an actual pecuniary loss is suffered by any two or more of the Insureds under circumstances covered by the terms of the Bond, any recovery under the Bond shall be allocated among such Insureds as follows:

(a) If the total amount of coverage provided under the Bond exceeds or is equal to the amount of the combined total amount of loss suffered by the Insureds suffering the loss, then each such Insured shall be entitled to recover the amount of its actual loss.

(b) If the amount of loss suffered by each Insured suffering loss exceeds its minimum coverage requirement as set forth in Section 1. hereof and the amount of such Insureds’ combined actual losses excess the total amount of coverage provided under the Bond, then each such Insured shall be entitled to recover (i) its minimum coverage requirement, and (ii) to the extent there exists any excess coverage, the proportion of such excess coverage that its minimum requirement bears to the amount of the combined minimum coverage requirements of the Insureds suffering actual loss; provided, however, that if the actual loss of any such Insureds is less than the sum of (i) and (ii) above, then such difference shall be recoverable by the other Insured or Insureds in proportion to their relative minimum coverage requirements.

(c) If (i) the amount of actual loss suffered by any Insured is less than or equal to its minimum coverage requirement, (ii) the amount of actual loss of another Insured or the other Insureds exceeds its or their minimum coverage requirement or requirements, and (iii) the amount of the combined actual losses of the Insureds exceeds the total amount of coverage provided under the Bond, then any Insured that has suffered an amount of actual loss less than or equal to its minimum coverage requirement shall be entitled to recover its actual loss. If only one other Insured has suffered actual loss, it shall be entitled to recover the remainder of the amount of the coverage under the bond. If more than one Insured has suffered actual loss in excess of the remaining coverage, then they shall allocate such remaining amount of coverage in accordance with paragraph (b) of this section 2.

3. Allocation of Premiums. No premium shall be paid under the Bond unless the Board of Trustees of the Trust, including a majority of those Trustees who are not “interested persons” of the Trust as defined by Section 2(a)(19) of the 1940 Act, shall approve the portion of the premium to be paid by the Trust, on behalf of each Fund. The premium payable on the Bond shall be allocated between the Trust and the Manager as determined by the Board of Trustees of the Trust.

4. Amendment. This Agreement may not be amended or modified in any manner except by a written agreement executed by the parties.

5. Filing with the Commission. A copy of this Agreement and any amendment thereto shall be filed with the Securities and Exchange Commission within 10 days after the execution thereof.

6. Applicable Law. This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the State of New York.

7. Limitations of Liability of Trustees and Shareholders. A copy of the Agreement and Declaration of Trust, and any amendments thereto, are on file with the Secretary of State of Delaware, and it is hereby agreed that this Agreement is executed on behalf of the Trustees of the Trust as Trustees and not individually and that the obligations of this Agreement are not binding upon any of the Trustees, officers or shareholders of the Trust individually but are binding only upon the assets and property of the Trust.

IN WITNESS WHEREOF, AXA Enterprise Funds Trust, on behalf of each of its Funds, and AXA Equitable Life Insurance Company, have caused this Agreement to be executed as of the day and year first written.

AXA Enterprise Funds Trust, on behalf of each of its Funds		AXA Equitable Life Insurance Company

By:	/s/ Kenneth T. Kozlowski	By:	/s/ Steven M. Joenk
	Kenneth T. Kozlowski		Steven M. Joenk
	Chief Financial Officer		Senior Vice President

Appendix A

AXA Enterprise Small Company Growth Fund

AXA Enterprise Small Company Value Fund

AXA Enterprise Capital Appreciation Fund

AXA Enterprise Deep Value Fund

AXA Enterprise Equity Fund

AXA Enterprise Equity Income Fund

AXA Enterprise Growth Fund

AXA Enterprise Growth and Income Fund

AXA Enterprise International Growth Fund

AXA Enterprise Global Financial Services Fund

AXA Enterprise Global Socially Responsive Fund

AXA Enterprise Mergers and Acquisitions Fund

AXA Enterprise Government Securities Fund

AXA Enterprise High-Yield Bond Fund

AXA Enterprise Short Duration Bond Fund

AXA Enterprise Tax-Exempt Income Fund

AXA Enterprise Money Market Fund

AMENDMENT NO. 1

FIDELITY BOND SHARING AGREEMENT

AMENDMENT NO. 1 to the Fidelity Bond Sharing Agreement (“Amendment No. 1”), dated as of June 25, 2007, between AXA Enterprise Funds Trust, a Delaware statutory trust (“Trust”), on behalf of each of its series specified in Appendix A attached hereto (“Funds”) and AXA Equitable Life Insurance Company, a New York stock life insurance company (“Manager”).

The Funds hereby agree to modify and amend the Fidelity Bond Sharing Agreement, dated as of June 3, 2005, between the Trust, on behalf of each of the Funds, and the Manager (“Agreement”), as follows:

1.	Removed Portfolios. The following Funds of the Trust are hereby deleted in their entirety from the Agreement:

•	AXA Enterprise Capital Appreciation Fund

•	AXA Enterprise Deep Value Fund

•	AXA Enterprise Equity Fund

•	AXA Enterprise Equity Income Fund

•	AXA Enterprise Government Securities Fund

•	AXA Enterprise Growth and Income Fund

•	AXA Enterprise High-Yield Bond Fund

•	AXA Enterprise International Growth Fund

•	AXA Enterprise Large Cap Growth Fund

•	AXA Enterprise Mergers and Acquisitions Fund

•	AXA Enterprise Money Market Fund

•	AXA Enterprise Short Duration Bond Fund

•	AXA Enterprise Small Company Growth Fund

•	AXA Enterprise Small Company Value Fund

•	AXA Enterprise Tax-Exempt Income Fund

2.	Appendix A. Appendix A to the Agreement, which sets forth the Funds of the Trust participating on behalf of which the Trust entered into the Agreement is hereby replaced in its entirety by Appendix A attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 1 as of the date first above set forth.

AXA ENTERPRISE FUNDS TRUST		AXA EQUITABLE LIFE INSURANCE COMPANY

By:	/s/ Brian Walsh	By:	/s/ Steven M. Joenk
	Brian Walsh		Steven M. Joenk
	Chief Financial Officer and Treasurer		Senior Vice President

APPENDIX A

AMENDMENT NO. 1

FIDELITY BOND SHARING AGREEMENT

Funds

AXA Enterprise Global Financial Services Fund

AXA Enterprise Socially Responsible Fund